SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 8, 2001

NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

     District of Columbia                                1-7102                          52-0891669
 State or other jurisdiction               (Commission File              (IRS Employer
         of incorporation                                   Number)               Identification No.)

National Rural Utilities CooperativeFinance Corporation

Woodland Park
2201 Cooperative Way, Herndon, VA 20171-3025
(Address of principal executive offices) (ZIP Code)
Registrant's telephone number, including area code: (703) 709-6700
(Former name or former address, if changed since last report)

Item 5.   Other Events
                   Revolving Credit Agreements signed on August 8, 2001.

Item 7.   Financial Statement, Pro Forma financial Information and Exhibits.
Exhibits
The following exhibits are filed herewith:
5.1     Revolving Credit Agreement dated as of August 8, 2001 for
           $1,028,125,000 maturing on August 8, 2004.
5.2     Revolving Credit Agreement dated as of August 8, 2001 for
         $3,084,375,000 maturing on August 7, 2002.
5.3     Revolving Credit Agreement dated as of August 8, 2001 for
           $450,000,000 maturing on August 7, 2001.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RURAL UTILITIES COOPERATIVE
    FINANCE CORPORATION
/s/ Steven L. Lilly
Steven L. Lilly
Chief Financial Officer
August 28, 2001